Exhibit 10.1

BENEFITFOCUS.COM, INC.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 25th day of August 2020, by and between: Benefitfocus.com, Inc., having its principal place of business at 100 Benefitfocus Way, Charleston, SC 29492 (hereinafter referred to as “Benefitfocus”), and Stephen Swad (hereinafter referred to as the “Associate”)

WHEREAS, Associate and Benefitfocus previously entered into an Employment Agreement dated as of July 2, 2019 (the “Employment Agreement”);

WHEREAS, Associate and Benefitfocus wish to alter certain terms of the Employment Agreement with regard to Associate’s title, responsibilities, compensation and other matters; and

WHEREAS, in light of the foregoing, Associate and Benefitfocus desire to mutually and voluntarily amend the Employment Agreement, pursuant to the terms as set forth herein, effective as of August 24, 2020 (the “Amendment Effective Date”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1. AMENDMENT TO SECTION 1 OF THE EMPLOYMENT AGREEMENT. Section 1 of the Employment Agreement is modified as of the Amendment Effective Date by replacing the existing Section 1 in its entirety with a new Section 1 as follows:

1. Employment. Benefitfocus hereby agrees to employ the Associate in the capacity of Chief Executive Officer, upon the terms and conditions set out herein, and the Associate accepts such employment.

2. AMENDMENT TO SECTION 3 OF THE EMPLOYMENT AGREEMENT. Section 3 of the Employment Agreement is modified as of the Amendment Effective Date by replacing the existing Section 3 in its entirety with a new Section 3 as follows:

3. Duties. In his role as Chief Executive Officer, Associate will perform the duties as set out in Exhibit A entitled “Chief Executive Officer Job Description,” which is incorporated herein and made a part of this Agreement, and shall perform such additional duties as may otherwise be assigned to Associate from time to time by Benefitfocus’ Board of Directors.

3. AMENDMENT TO SECTION 19 OF THE EMPLOYMENT AGREEMENT. Section 19 of the Employment Agreement is modified as of the Amendment Effective Date by adding the following sentence to the end of the Section:

Upon termination by either party for any reason, the Associate will resign his position(s), if any, as an officer or director of the Company, as a member of any committees, as well as any other positions he may hold with or for the benefit of the Company and/or its affiliates.

4. AMENDMENT TO EXHIBIT A OF EMPLOYMENT AGREEMENT. Employment Agreement is modified as of the Amendment Effective Date by replacing the existing Exhibit A with the new Exhibit A attached to this Amendment as Exhibit 1.

5. AMENDMENT TO PARAGRAPH 1 OF EXHIBIT B OF EMPLOYMENT AGREEMENT. Paragraph 1 of Exhibit B to Employment Agreement is modified as of the Amendment Effective Date by striking Paragraph 1 and inserting new Paragraph 1 as follows:

1.

Salary: As compensation for services rendered by the Associate, Benefitfocus shall pay a salary of $ 18,269.23 per pay period (which annualizes to $ 475,000), payable in accordance with Benefitfocus’ customary payroll practices as in effect from time to time. All compensation paid to Associate shall be subject to withholding for such federal, state and local taxes as Benefitfocus determines are required to be withheld pursuant to applicable law.

6. AMENDMENT TO PARAGRAPH 4 OF EXHIBIT B OF EMPLOYMENT AGREEMENT. Paragraph 4 of Exhibit B to Employment Agreement is modified as of the Amendment Effective Date by striking the first sentence of Paragraph 4 and inserting a new first sentence in Paragraph 4 as follows:

2019 Short Term Incentive Program: You are eligible to participate in the Benefitfocus Short Term Incentive Program at the CEO level, which is 100% of your base pay, subject to adoption by the Board of Directors from time to time, and conditioned on achievement of annual performance targets.

7. AMENDMENT TO PARAGRAPH 5 OF EXHIBIT B OF EMPLOYMENT AGREEMENT. Paragraph 5 of Exhibit B to Employment Agreement is modified as of the Amendment Effective Date by adding new Subparagraph (c) as follows:

c)

Restricted Stock Unit Award: In accordance with, and subject to the Benefitfocus 2012 Stock Plan, effective as of the Amendment Effective Date, you will receive a one-time grant of Benefitfocus restricted stock units (RSUs) valued at $700,000, measured at the time of the grant utilizing a 20-day running average (or such other method as the board of directors determines appropriate). You will be receiving the formal Annual Award Grant Notice and accompanying documentation as soon as possible after the Amendment Effective Date. This grant will vest in three (3) equal annual installments beginning on the first anniversary of the grant date, and will be subject to the terms of an RSU award agreement between you and Benefitfocus.

8. AMENDMENT TO PARAGRAPH 8 OF EXHIBIT B OF EMPLOYMENT AGREEMENT. Paragraph 8 of Exhibit B to Employment Agreement is modified as of the Amendment Effective Date by striking the last sentence of Paragraph 8 and replacing it a new sentence to the end of Paragraph 8 as follows:

The Company will also provide you with a private corporate apartment in Charleston through January, 2022.

9. AMENDMENT TO SUBPARAGRAPH 11(e) OF EXHIBIT B OF EMPLOYMENT AGREEMENT. Subparagraph 11(e) of Exhibit B to Employment Agreement is modified as of the Amendment Effective Date by striking subclause (iii) and inserting a new subclause (iii) as follows:

(iii) a material diminution in the authority, duties, or responsibilities of the corporate body to whom Executive is required to report, including a requirement that Associate report to any corporate officer or employee instead of reporting directly to the Board.

10. Except as expressly set forth in this Amendment, the provisions of the Employment Agreement shall remain in full force and effect, in their entirety, in accordance with their terms.

11. MISCELLANEOUS. This Amendment shall be governed, construed, and interpreted in accordance with the laws of the State of South Carolina, without giving effect to conflicts of laws principles. The parties agree that this Amendment may only be modified in a signed writing executed by both parties. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

[Signature page follows]

Signed, sealed and delivered in the presence of:

BENEFITFOCUS		ASSOCIATE

/s/ Mason R. Holland		/s/ Stephen M. Swad
By:	Mason R. Holland, Jr.	By:	Stephen Swad
Its:	Executive Chairman

Date: August 26, 2020		Date: August 25, 2020

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